Exhibit 3.1

FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CARRIER GLOBAL CORPORATION

CARRIER GLOBAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, as it may be amended (the “DGCL”), hereby certifies as follows:

1.
The name of this corporation is:  Carrier Global Corporation.  The original Certificate of Incorporation was filed with the Secretary of the State of Delaware on March 15, 2019 under the name “Carrier Solutions Corporation.”  A Certificate of Amendment to the original Certificate of Incorporation and a Restated Certificate of Incorporation were filed with the Secretary of State of the State of Delaware on July 8, 2019.  A Certificate of Amendment to the Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on [      ], 2020, and a Certificate of Amendment to the Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on [  ], 2020 (the Restated Certificate of Incorporation, as amended, the “Certificate of Incorporation”).

2.
This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL and by the written consent of its sole stockholder in accordance with Section 228 of the DGCL, and is to become effective as of [      ], Eastern Time, on [      ], 2020.

3.	This Amended and Restated Certificate of Incorporation restates and amends the Certificate of Incorporation to read in its entirety as follows:

ARTICLE I
NAME OF CORPORATION

The name of the corporation is:  Carrier Global Corporation (the “Corporation”).

ARTICLE II
REGISTERED OFFICE; REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.  The name of the registered agent of the Corporation at such address is The Corporation Trust Company.  The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV
STOCK

Section 1. Authorized Stock.  The total number of authorized shares of capital stock of the Corporation shall be [                    ] shares, which shall be divided into two classes as follows:  (a) [                    ] shares of common stock par value of $0.01 per share (the “Common Stock”) and (b) [                    ] shares of preferred stock par value $[     ] per share (the “Preferred Stock”).

Section 2. Common Stock.  Except as otherwise provided by law, by this Amended and Restated Certificate of Incorporation, or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the right to vote on all matters, including the election of directors, to the exclusion of all other stockholders, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.  Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation.

Section 3. Preferred Stock.  Shares of Preferred Stock may be authorized and issued in one or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this Article IV) is hereby empowered, by resolution or resolutions, to authorize the issuance from time to time of shares of Preferred Stock in one or more series, for such consideration and for such corporate purposes as the Board of Directors (or such committee thereof) may from time to time determine, and by filing a certificate pursuant to applicable law of the State of Delaware as it presently exists or may hereafter be amended to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Amended and Restated Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the certificate of designations governing such series) increase or decrease (but not below the number of shares thereof then outstanding);

(c) the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d) the dates at which dividends, if any, shall be payable;

(e) the redemption rights and price or prices, if any, for shares of the series;

(f) the terms and amount of any sinking fund provided for purchase or redemption of shares of the series;

(g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h) whether shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i) the restrictions on the issuance of shares of the same series or of any other class or series; and

(j) the voting rights, if any, of the holders of shares of the series.

ARTICLE V
TERM

The term of existence of the Corporation shall be perpetual.

ARTICLE VI
BOARD OF DIRECTORS

Section 1. Number of Directors.  Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed from time to time in accordance with the Bylaws of the Corporation (as amended, restated or otherwise modified from time to time, the “Bylaws”).

Section 2. Election of Directors.  At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office for a term expiring at the next annual meeting of stockholders, and until their respective successors shall have been duly elected and qualified or until their earlier death, resignation or removal as hereinafter provided; except that if any such election shall be not so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.  Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.  Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws.

Section 3. Newly Created Directorships and Vacancies.  Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled in the manner provided in the Bylaws.  No decrease in the number of authorized directors constituting the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”) shall shorten the term of any incumbent director.

Section 4. Removal of Directors.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed from office at any time with or without cause, at a meeting called for that purpose, by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5. Rights of Holders of Preferred Stock.  Notwithstanding the provisions of this Article VI, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations governing such series.

Section 6. No Cumulative Voting.  Except as may otherwise be set forth in the resolution or resolutions of the Board of Directors providing the issuance of a series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.

ARTICLE VII
STOCKHOLDER ACTION

Section 1. Special Meetings of Stockholders.  Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders may only be called by or at the direction of (a) the Chairman of the Board of Directors or the Chief Executive Officer, (b) the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or (c) the Secretary of the Corporation at the written request of a stockholder of record in accordance with the requirements and procedures provided in the Bylaws.  At any special meeting of stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.

Section 2. Stockholder Action by Written Consent.  Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of stockholders of the Corporation may be taken without a meeting and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed and delivered by the holders of stock of the Corporation in the manner and to the extent provided in the Bylaws.

ARTICLE VIII
DIRECTOR LIABILITY

To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director.  Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.  If the DGCL hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended DCGL.

ARTICLE IX
AMENDMENTS TO BYLAWS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend, alter, change or repeal the Bylaws.

ARTICLE X
AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein are granted subject to this reservation.

* * * * * *

[Signature appears on next page]

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation, this [      ] day of [      ], 2020.

CARRIER GLOBAL CORPORATION

By:
Name:
Title:

[Signature Page to Amended and Restated Certificate of Incorporation]